EXECUTION

ADDENDUM TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
COMMITTED SUBLIMIT FOR MORTGAGE LOANS ORIGINATED IN NEW YORK
THIS ADDENDUM (the “Addendum”) is made and entered into as of October 23, 2023 (the “Addendum Effective Date”), by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” or “Pledgor” as the context requires, and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Addendum amends and supplements that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended and supplemented as more fully provided herein.
In connection with its mortgage loan origination activity, Pledgor is subject to oversight and regulation by the New York State Department of Financial Services (the “Department”). Under the Department's regulations in effect as of the date of this Addendum, Pledgor is required to demonstrate and maintain a committed line of credit in an amount not less than $1,000,000, which credit line is to be provided by an unaffiliated third party. Buyer is unaffiliated with loanDepot Parties. Accordingly, Buyer and loanDepot Parties are entering into this Addendum such that loanDepot Parties may use this Addendum to satisfy this requirement.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Committed Sublimit for Mortgage Loans Originated in New York. Subject to the mortgage loans complying with the terms and conditions of the Agreement and provided that no Event of Default or Potential Default has occurred and is continuing, Buyer hereby provides Seller a committed sublimit of $1,000,000 under the Agreement for Transactions involving mortgage loans originated or acquired by Guarantor, from whom Seller acquires Eligible Participation Interests in such mortgage loans, and such mortgage loans are secured by real property located in the State of New York. This sublimit shall be made available regardless of whether Buyer is the ultimate purchaser of the Eligible Participation Interests in such mortgage loans and shall supersede any discretionary authority of Buyer under Section 2.1 and 3.2 to enter into a Transaction, provided all other terms and conditions of the Agreement are satisfied.
2.Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Addendum, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Addendum, in accordance with Section 11.7 of the Agreement.
3.Conditions Precedent. This Addendum shall be effective as of the Addendum Effective Date, upon Buyer’s receipt of this Addendum, executed and delivered by duly authorized officers of the loanDepot Parties and Buyer.
4.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing
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herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
5.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.
6.Representations. In order to induce Buyer to execute and deliver this Addendum, loanDepot Parties hereby represent to Buyer that as of the date hereof, after giving effect to this Addendum, (i) loanDepot Parties are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
7.Governing Law. This Addendum shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
9.Counterparts. This Addendum and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Addendum (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Addendum may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[signature page follows]

IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Addendum if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By:/s/ Adam Robitshek Name: Adam Robitshek Title: Director	LOANDEPOT BA WAREHOUSE, LLC, as Seller By:/s/ Sheila Mayes Name: Sheila Mayes Title: Vice President
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as loanDepot By: /s/ Jeffrey DerGurahian Name: Jeff DerGurahian Title: EVP

Signature Page to Addendum to Second A&R MRA (BANA/loanDepot)